CLA STRATEGIC ALLOCATION FUND

SELLING AGREEMENT

Northern Lights Distributors, LLC (the “Distributor”) serves as the principal underwriter of shares of CLA Strategic Allocation Fund (the “Fund”), a closed-end investment company, shares of which company is distributed by Distributor at its respective net asset value plus sales charges as applicable, pursuant to a written agreement (the “Underwriting Agreement”). Distributor invites you (the “Company”) to participate as a non-exclusive agent in the distribution of shares of the Fund upon the following terms and conditions:

Section 1. Sale and Repurchase of Fund Shares

(a)    Company shall offer and sell such shares only at the public offering price which shall be currently in effect, in accordance with the terms of the current Prospectus1. The applicable public offering price may reflect scheduled variations in, or the elimination of, sales charges or concessions on sales of the Fund’s shares, as described in the Prospectus. Company agrees that it will apply any scheduled variation in, or elimination of, any sales charge or concession uniformly to all offerees in a class as specified in the Prospectus. Company agrees to act only as agent in such transactions and nothing in this agreement shall constitute either Distributor or Company as agent of the other or shall constitute Company or the Fund as agent of the other.

(b)    As a selected dealer in Fund shares, Company is authorized and agrees to transmit orders for purchases and repurchases, or any other requested actions with respect to Fund shares, to the Fund’s transfer agent. Procedures related to the transmission and handling of orders for Fund share transactions (including the applicable price and

1 As used in this agreement, the term “Prospectus” means that applicable Fund’s prospectus and related statement of additional information, whether in paper or electronic format, included in the Fund’s then currently effective registration statement (or post-effective amendment thereto), and any information that Distributor or the Fund may provide to you as a supplement to such prospectus or statement of additional information, all as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as may be amended.

effective time of orders) will be governed by applicable law, the terms of the Prospectus, the relevant account application(s) and any written instructions that Distributor may periodically issue to Company. In all transactions in Fund shares between Company and Distributor, Distributor is acting as agent for the Fund and not as principal. All orders are subject to acceptance by Distributor and become effective only upon confirmation by Distributor. Distributor reserves the right in its sole discretion to reject any order. Company agrees to submit orders for Fund share transaction only in compliance with the terms and conditions in the Prospectus.

(c)    Company further agrees to provide certain services in order to promote the sale of shares of the Fund, including but not limited to: answering routine inquiries concerning the Fund; assisting in the maintenance of accounts or sub-accounts in the Fund; processing purchase or repurchase transactions; making the Fund’s investment plans and shareholder services available; and providing such other information and services to investors in shares of the Fund as Distributor or the Fund may reasonably request.

(d)    With respect to the Fund the shares of which are indicated in the Prospectus as being sold with a sales charge, Company will be allowed the concessions from the public offering price provided in the Prospectus and/or periodic written correspondence from Distributor. With respect to the Fund the shares of which are indicated in the Prospectus as being sold with a contingent deferred sales, early withdrawal or similar charge, Company will be paid a commission or concession as disclosed in the Prospectus and/or periodic written correspondence from Distributor. Any such sales charges or discounts may be subject to reductions under a variety of circumstances as described in the Prospectus. If a customer qualifies for a reduced sales charge as described in the Prospectus, Company agrees to offer and sell Fund shares to such customer at the applicable reduced sales charge. To obtain these reductions, Distributor must be notified when the sale takes place which would qualify for the reduced charge. There will be no sales charge paid or discount allowed (if any) on the reinvestment of any dividends or distributions in additional Fund shares.

(e)    All purchases of shares of the Fund made under any cumulative purchase privilege as set forth in the Prospectus shall be considered an individual transaction for the purpose of determining any sales concession from the public offering price to which Company may be entitled as set forth in the Prospectus.

CLA Strategic Allocation Fund

(f)    As the Fund’s agent, Distributor shall sell shares to Company for the account of its customers or for its own bona fide investment. Company agrees that its transactions in shares of the Fund will be limited to (i) the purchase of shares from Distributor for resale to customers at the applicable public offering price or for Company’s own bona fide investment; (ii) exchanges of shares between the Fund to the extent permitted by the Prospectus and in accordance with any written instructions from Distributor; and (iii) transactions involving the repurchase of shares by the Fund pursuant to the terms of the Prospectus. Company agrees to sell Fund shares only to (i) Company’s customers at the applicable public offering price, as determined in accordance with the Prospectus or (ii) the Fund at the applicable repurchase price, as determined in accordance with the Prospectus. Company agrees to purchase shares of the Fund only from (i) Company’s customers at the applicable repurchase price, as determined in accordance with the Prospectus or (ii) Distributor (or the Fund itself) at the applicable public offering price, as determined in accordance with the Prospectus.

(g)    Company agrees not to purchase any Fund shares from its customers at a price lower than the applicable repurchase price, determined in accordance with the Prospectus. Company represents that any order, instruction and/or related information transmitted to Distributor by Company for the Fund share transaction has been authorized by Company’s customers or is being requested for Company’s own investment purposes. Any Fund share transaction order that Company places with Distributor or the Fund is subject to the timely receipt by the Fund’s transfer or other designated agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case Company agrees to be responsible for any loss to the Fund or Distributor resulting from such cancellation. Company shall be responsible for the accuracy, timeliness and completeness of any Fund share transaction orders transmitted by Company to Distributor, and Company shall indemnify Distributor against any third-party claims as a result of Company’s failure to properly transmit such orders. Company also shall be responsible for date and time stamping all orders for transactions in Fund shares that Company receives from its customers.

(h)    Company agrees that it will not withhold placing customers’ orders for Fund share transactions so as to profit itself as a result of such withholding. Distributor will accept orders for the purchase of

Fund shares from Company only at the public offering price applicable to each such order, as determined in accordance with the Prospectus. Distributor will not accept from Company a conditional order for Fund shares.

(i)    Company must pay for Fund shares in accordance with Distributor’s instructions, and Distributor must receive payment for such shares on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as may be amended (the “Exchange Act”). If Distributor does not receive payment on or before such settlement date, Distributor may, without notice, cancel the sale or, at Distributor’s option, sell the share that Company ordered back to the issuing Fund, and Distributor may hold Company responsible for any loss suffered by Distributor or the issuing Fund as a result of Company’s failure to make payment as required.

(j)    All sales of Fund shares from Distributor to Company will be subject to receipt of shares by Distributor from the Fund. Distributor reserves the right in its discretion without notice to Company to suspend sales or withdraw the offering of shares entirely.

(k)    No person is authorized to make any representations concerning the Fund or the shares of any Fund, except those contained in the Prospectus. In purchasing shares from Distributor, Company shall rely solely on the representations contained in the Prospectus.

(l)    Company agrees to comply with all applicable federal and state laws governing the distribution of the Prospectus, periodic reports, proxy and other materials to persons to whom Company offers shares and to persons who purchase shares from Company. Additional copies of such printed information will be supplied by Distributor or other agent of the Fund to Company in reasonable quantities upon Company’s reasonable request. Company may not use any sales literature or advertising material concerning Fund shares, other than literature or material that Distributor or other agent of the Fund may provide to Company from time to time, without obtaining Distributor’s prior written approval. Company may not distribute or make available to investors any information that Distributor may furnish to Company marked “For Dealer Use Only” or that otherwise indicates that it is confidential or not intended to be distributed to investors.

CLA Strategic Allocation Fund

(m)    If Company holds Fund shares as nominee for its customers, all printed material and confirmations or other communications, will be sent to Company, and Company shall be responsible for forwarding any such materials to Company’s customers for whose account Company holds any Fund shares as nominee. Company also will be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Company holds any Fund shares as nominee. With respect to other accounts, Company agrees to provide Distributor with all information (including certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for Distributor to comply with legal and regulatory reporting requirements. Accounts opened or maintained pursuant to NETWORKING, as described below, will be governed by applicable National Securities Clearing Corporation rules and procedures and any agreement or other arrangement with Distributor relating to NETWORKING.

(n)    The parties acknowledge that neither the Distributor nor the Fund shall compensate the Company for promoting or selling the shares by having the Fund’s portfolio securities transactions directed to Company. Each party further agrees that it has not entered into any agreement with or on behalf of the Fund pursuant to which the Fund or any affiliate is expected to direct portfolio transactions or remuneration received in connection therewith to any party to compensate that party for promoting or selling shares of the Fund.

(o)    Certificates evidencing Fund shares are not available; any transaction in Fund shares will be effected and evidenced by book-entry form only. A confirmation statement evidencing transactions in Fund shares will be transmitted to Company.

(p)    If Company holds Fund shares subject to a contingent deferred sales charge, redemption fee or similar fee, Company shall promptly remit any such charges or fees to Distributor. Company also represents that it has the capability to track and account for any such charges or fees. Company further agrees to administer and maintain any omnibus accounts held by it for two or more customers so that the terms and conditions of the Prospectus apply to each customer. Distributor reserves the right, at its discretion, to verify Company’s compliance with the terms and conditions of the Prospectus by inspecting Company’s tracking and accounting system or other means.

Section 2. Incorporation of NSCC Rules

If applicable, the Rules and Procedures Manual of the National Securities Clearing Corporation, as amended from time to time, including the rules and procedures applicable to the utilization of the Defined Contribution Clearing and Settlement System, Fund/SERV and NETWORKING, as amended from time to time, are hereby made a part of this agreement as if fully set forth herein and shall be a part of each processed transaction.

Section 3. Compensation

As mentioned above, Distributor will pay Company the applicable sales charge or concession, if any, as set forth in the Prospectus. Further, if the Fund has adopted a shareholder servicing plan (a “Plan”) under the Investment Company Act of 1940, as amended (the “Act”), Distributor may make shareholder service payments to Company under such Plan. Distributor has no obligation to make any payments to Company under a Plan, and Company shall not receive any such payments until Distributor receives monies therefor from the Fund. Sales charges/concessions, Plan payments and Plans may be changed, discontinued or terminated at any time. Company agrees that it has no claim against Distributor or any Fund by virtue of any such change, discontinuance or termination. In the event of any overpayment by Distributor of any sales charge/concession or Plan payment, Company will promptly remit such overpayment to Distributor. Any payments made to Company pursuant to a Plan shall be subject to the following terms and conditions:

(a)    Any payments made to Company pursuant to a Plan shall be in amounts as Distributor may from time to time advise Company in writing but in any event not in excess of the amounts permitted by the Plan in effect with respect to each particular Fund, as disclosed in the Prospectus. Any such fees will be based on the dollar amount of Fund shares which are owned of record by Company as nominee for Company’s customers or which are owned by those customers of Company whose records, as maintained by the relevant Fund’s transfer agent, designates Company as the customer’s dealer of record. Company agrees to refund promptly to Distributor the full amount of any Plan payment paid to Company on any shares not tendered for repurchase pursuant to the policies and procedures adopted by the Fund pursuant to Rule 23c-3 of the Act, and, if not yet paid, to forfeit the right to receive any Plan payment on such shares.

CLA Strategic Allocation Fund

(b)    Any payments made to Company under a Plan for shareholder services are made in consideration for personal services and/or account maintenance services provided by Company to shareholders of the Fund, and Company hereby represents by its acceptance of such payments that Company is providing such services. Company’s provision of these services is not on behalf of the Fund or Distributor, and, notwithstanding anything in this agreement to the contrary, Company agrees that the Fund and Distributor are not responsible for the manner of Company’s performance of or for any of Company’s acts or omissions in connection with such services.

(c)    By accepting any services payments pursuant to a Plan, Company hereby represents that its receipt of such payment complies with all applicable laws and regulations, or order of any court, governmental or regulatory body, and that Company will provide to its customers disclosure of all appropriate facts relating to such payments and any other forms of compensation Company may receive in connection with Fund share transactions in compliance with all such laws, regulations and orders. Further, as requested by Distributor, Company shall provide Distributor with information regarding its receipt of service payments pursuant to a Plan.

(d)    The provisions of this Section 3 shall remain in effect with respect to the Fund for not more than a year and thereafter for successive annual periods only so long as the continuance of a form of this agreement is specifically approved at least annually in conformity with the Plan and the Act. Such provisions shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this agreement, in the event such Plan terminates or is not continued, in the event of any amendment to the Plan that requires such termination, or in the event this agreement terminates or ceases to remain in effect. The provisions of this Section 3 shall also terminate upon the vote of a majority of the Trustees of the Fund who are not “interested persons” of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan or in this agreement, or by a vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ notice. In addition, the provisions of this Section 3 may be terminated at any time, without penalty, by either party with respect to any particular Plan on not more than 60 days’ nor less than 30 days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

Section 4. Representations and Warranties

(a)    By accepting this agreement, Company represents that it (i) is registered as a broker-dealer under the Exchange Act, is qualified to act as a broker-dealer in the states or other jurisdictions where Company transacts business, and it is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); or (ii) is a bank (as defined by Section 3(a)(6) of the Exchange Act), or a savings association or savings bank that has deposits insured by the FDIC, licensed and authorized to carry on investment business in the U.S. (including the transactions contemplated by this agreement) subject to the supervision and regulation of relevant U.S. banking authorities and does not engage in any activity requiring registration as a broker or dealer under the Exchange Act or regulations thereunder. Company agrees that it will maintain any such registrations, qualifications, and memberships in good standing and in full force and effect throughout the term of this agreement.

(b)    Company and Distributor both agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with all the rules and regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations (“SRO”) having jurisdiction over the Distributor and the Company, including but not limited to the U.S. Securities and Exchange Commission (the “SEC”) and FINRA. This agreement will terminate automatically without notice in the event that either party’s registration as a broker-dealer or FINRA membership is terminated.

(c)    Company will not offer or sell shares of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. Company agrees to maintain all records required by law relating to Fund share transactions with the Fund and Company will promptly notify the Fund if Company experiences any difficulty in maintaining records in an accurate and complete manner.

(d)    If Company is offering and selling shares of the Fund in jurisdictions outside the several states, territories, and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA, as set forth above, Company nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct

CLA Strategic Allocation Fund

Company’s business in accordance with the spirit of the Conduct Rules of FINRA.

(e)    Company agrees to maintain records of all sales of Fund shares made by Company and any other records as may be required by applicable law or as is consistent with industry practice. Company shall furnish Distributor with copies of such records upon request.

(f)    Company represents that it has and shall maintain throughout the term of this agreement policies and procedures reasonably designed to ensure compliance with Rule 22c-1 under the Act, FINRA Conduct Rule 2210 and other applicable laws, rules and regulations governing the transactions contemplated by this agreement.

Section 5. Limitation of Liability/Indemnification

(a)    Company agrees to indemnify and hold the Fund, its agents, investment adviser, and Distributor harmless from loss or damage resulting from Company’s breach of this agreement, Company’s gross negligence or willful misconduct in performance of its duties hereunder, or any failure on Company part to comply with applicable laws.

(b)    Distributor agrees to indemnify and hold Company harmless from loss or damage resulting from Distributor’s breach of this agreement, Distributor’s gross negligence or willful misconduct in performance of its duties hereunder, material misstatements or omissions in the Prospectus, or any failure on Distributor’s part to comply with applicable laws.

(c)    Under no circumstances shall Distributor, its affiliates, the Fund and its agents be liable for any loss, expense, damages, costs or other claim arising out of any repurchase or exchange pursuant to telephone instructions reasonably believed to be genuine or the reasonable refusal to execute such instructions.

Section 6. Notices

(a)    Unless notified otherwise, all communications to Distributor shall be sent to:

Northern Lights Distributors, LLC
Attn: Legal Department
17605 Wright Street
Omaha, NE 68130

Any notice to Company shall be duly given if mailed to Company at Company’s address set forth in the signature section below or as registered from time to time with FINRA.

(b)    Notices and other communications under this agreement must be in writing and given by personal delivery, registered or certified mail or overnight mail. In addition, Company agrees and consents to receive any correspondence and other information from the Distributor regarding the Fund or the Fund via a nationally recognized mail courier, electronic mail, telephone, or facsimile. Company may elect at any time not to receive correspondence from Distributor via electronic mail or facsimile by notifying Distributor in writing.

Section 7. Term and Termination

(a)    This agreement and all amendments to this agreement shall take effect with respect to and on the date of any orders placed by Company after the date accepted by Distributor as set forth below or, as applicable, after the date of the notice of amendment sent to Company by the Distributor.

(b)    This agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment except as set forth below.

(c)    The provisions of the Underwriting Agreement and Plan adopted by the Fund are incorporated herein by reference and this agreement shall continue in effect with respect to the Fund only so long as the continuation of the Underwriting Agreement relating to the Fund and its Plan, as applicable, are properly approved at least annually by the Board of Trustees of the Fund.

Section 8. Assignment and Amendments

This agreement shall not be assignable by Company. Distributor may assign its rights and obligations under this agreement to any successor to the business of Distributor upon written notice to Company.

Distributor may amend this agreement upon written notice to Company.

Section 9. Governing Law

The laws of the State of Nebraska shall govern this agreement without giving effect to the principles of conflict of laws.

CLA Strategic Allocation Fund

Section 10. Arbitration

Any controversy or claim arising out of, or related to, this agreement, its termination or the breach thereof, shall be settled by binding arbitration before a panel of arbitrators selected by FINRA in the City of Omaha, Nebraska in accordance with the rules then obtaining of FINRA at the time of arbitration. Company hereby understands that the arbitrators’ decision shall be binding and final between Company and Distributor, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

Section 11. Anti-money Laundering

Company agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “PATRIOT Act”), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the PATRIOT Act, Company hereby certifies that Company has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function. Further, Company agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Company certifies that it has an OFAC compliance program in place which includes procedures for checking customer names and the names of persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers and other payments against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function. Company agrees to promptly notify Distributor whenever questionable activity, suspicious activity or OFAC matches are detected. Company further agrees to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of suspicious activity reports and the reporting of matches to OFAC, in connection with Fund share transactions.

Section 12. Confidentiality

All books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this agreement shall remain confidential, and shall not be voluntarily disclosed to any other person. If non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with this agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this agreement.

Section 13. Shareholder Information – Disruptive Trading

The Fund has adopted written policies and procedures reasonably designed to detect and prevent frequent and/or disruptive Fund share trading practices. In addition to adhering to the Fund’s own policies and procedures, the Company agrees to cooperate with the Distributor to effect the Fund’s policies and procedures as follows:

(a)    Agreement to Provide Information. Company agrees to provide Distributor, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, repurchase, transfer, or exchange) of every purchase, repurchase, transfer, or exchange of shares held through an account maintained by Company during the period covered by the request.

(b)    Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. Distributor may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(c)    Form and Timing of Response. (1) Company agrees to provide, promptly upon request

CLA Strategic Allocation Fund

of Distributor or its designee, the requested information specified in Section 13(a). If requested by Distributor or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 13(a) is itself a financial intermediary, as defined by Rule 22c-2, (“indirect intermediary”) and, upon further request of Distributor or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 13(a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities distributed by Distributor. Company additionally agrees to inform Distributor whether it plans to perform (i) or (ii). (2) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. (3) To the extent practicable, the format for any transaction information provided to Distributor should be consistent with the NSCC Standardized Data Reporting Format.

(d)    Limitations on Use of Information. Distributor agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

(e)    Agreement to Restrict Trading. Company agrees to execute written instructions from Distributor to restrict or prohibit further purchases or exchanges of shares by a Shareholder who has been identified by Distributor as having engaged in transactions of Fund shares (directly or indirectly through the Company’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(f)    Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(g)    Timing of Response. Company agrees to execute instructions from Distributor to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of instructions by the Company.

(h)    Confirmation by Company. Company must provide written confirmation to Distributor that instructions from Distributor to restrict or prohibit trading have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

Section 14. Captions

Captions contained in this agreement are inserted for convenience of reference only and shall not be deemed to define, limit or extend or otherwise affect the meaning or interpretation of this agreement or any provision hereof.

Section 15. Counterparts

This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 16. Severability

If any provision of this agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions of this agreement shall not be affected thereby.

Section 17. Entire Agreement

This agreement constitutes the entire agreement between the Distributor and the Company regarding the Fund’s shares and shall supersede any prior agreements or understandings between the parties hereto.

CLA Strategic Allocation Fund

Northern Lights Distributors, LLC

By:

Name:

Title:

Date:

COMPANY

By:

Name:

Title:

Date:

Address:

Firm CRD Number:

CLA Strategic Allocation Fund